UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2016 (July 14, 2016)

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

157 Church Street New Haven, Connecticut	06506
(Address of principal executive offices)	(Zip Code)

(207) 688-6363

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

On July 14, 2016, the Board of Directors (the “Board”) of Avangrid, Inc. (the “Company”) increased the number of directors that constitute the Board from twelve to fourteen directors as permitted under the Company’s By-Laws. In addition, the Board voted to elect Felipe de Jesús Calderón Hinojosa and Elizabeth Timm as directors of the Company, effective immediately, to fill the vacancies on the Board created by the increase in the number of directors. In connection with the election of the new directors, Carol L. Folt resigned as a member and the chair of the unaffiliated committee of the Board (the “Unaffiliated Committee”) and President Calderón was appointed to serve as a member and the chair of the Unaffiliated Committee. Ms. Timm was appointed to serve on the audit and compliance committee of the Board (the “Audit and Compliance Committee”).

President Calderón, 53, served as the 56th President of Mexico from 2006 to 2012. Since 2012, President Calderón has served as the Chair of The Global Commission on the Economy and Climate. President Calderón also serves a member of the Policy Advisory Council of the World Business Council for Sustainable Development, president of the Sustainable Human Development Foundation, and as a member of the Board of Directors of the World Resources Institute. President Calderón has a law degree from the Escuela Libre de Derecho, a master’s degree in economics from the Instituto Tecnológico Autónomo de México (ITAM) and a master’s degree in public administration from the John F. Kennedy School of Government at Harvard University.

President Calderón was selected to serve on the Board because of his extensive leadership, governmental relations and economic development experience.

Ms. Timm, 63, is currently a management and financial consultant for RE/MAX By the Bay in Portland. From 2005 until 2012, Ms. Timm served as the Maine Market President of the Bank of America (NYSE: BAC) and its predecessor company, Fleet Bank. Ms. Timm serves as the president of the Maine chapter of the International Women’s Forum and president of the Board of Directors of the Girl Scouts of Maine. She also serves as a member of the Boston Club and its corporate board committee, an advisory member of the Olympia Snowe Leadership Institute. Ms. Timm served as an independent director of Avangrid Networks, Inc., a wholly-owned subsidiary of the Company, and chair of the audit and compliance committee of the board of directors of Avangrid Networks, Inc. from March 2015 until her election to the Board. Ms. Timm holds a Bachelor of Arts degree in Psychology from the University of Maine and an M.B.A. in Business from the University of Southern Maine.

Ms. Timm was selected to serve on the Board because of her extensive business and financial experience.

President Calderón and Ms. Timm will each receive a cash retainer of $55,000 for membership on the Board. President Calderón will receive an additional cash retainer of $20,000 for his service as a member and Chair of the Unaffiliated Committee of the Board. Ms. Timm will receive an additional cash retainer of $10,000 for her service on the Audit and Compliance Committee.

There are no arrangements or understandings between President Calderón and Ms. Timm and any other person pursuant to which President Calderón and Ms. Timm were elected as a director of the Company.

On July 18, 2016, the Company issued a press release announcing the election of President Calderón and Ms. Timm as new directors. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference.

Compensatory Plans

On July 14, 2016, the independent compensation forum of the Board and the Board approved a form of performance stock unit grant agreement to be used in connection with grants of performance stock units under the Avangrid, Inc. Omnibus Incentive Plan. The form of performance stock unit grant agreement is attached hereto as Exhibit 10.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Performance Stock Unit Grant Agreement.

99.1	Press Release dated July 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ R. Scott Mahoney
Name:	R. Scott Mahoney
Title:	Senior Vice President – General Counsel, Secretary and Chief Compliance Officer

Dated: July 18, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Performance Share Unit Grant Agreement.

99.1	Press Release dated July 18, 2016.

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